Exhibit 99.1

Kandi Technologies Announces Share Buyback of Up to $30 Million

JINHUA, CHINA-- (November 27, 2023) - Kandi Technologies Group, Inc. (“Kandi” or “the Company”) (NASDAQ GS: KNDI), today announced that its Board of Director has authorized a stock repurchase program (the “repurchase program”) to purchase up to $30 million of the Company’s common stock. The repurchase program is expected to be completed by the end of 2024, with progress updates disclosed in its quarterly reports on Form 10-Q and its annual reports on Form 10-K covering the periods during which such repurchases take place.

Mr. Hu Xiaoming, Chairman of Kandi, stated, “We believe the market is undervaluing Kandi, primarily because investors may not fully grasp the exciting growth prospects of our all-electric off-road vehicle business. To demonstrate our confidence and maximize shareholder value, we have decided to initiate a share buyback. This decision reflects our belief in our liquidity and business potential, affirming our commitment to creating value for our shareholders.”

Kandi may repurchase shares of its common stock from time to time on the open market or in privately negotiated transactions pursuant to Rule 10b-5, Rule 10b5-1, Rule 10b-18 and other applicable legal requirements of the SEC. The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. The repurchase program does not obligate Kandi to acquire any particular amount of common stock and depending on market conditions and other factors these purchases may be commenced or suspended at any time without prior notice.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd. and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

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Contacts:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
+1 (212) 551-3610
IR@kandigroup.com

The Blueshirt Group
Mr. Gary Dvorchak, CFA
gary@blueshirtgroup.com

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